Exhibit (c)(v)

Preliminary & Confidential

PROJECT RANGER

Presentation to the Special Committee of the Board of Directors

October 31, 2001

In preparing the enclosed materials, Dresdner Kleinwort Wasserstein, Inc. (“DrKW”) has assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us by NCH Corporation (“NCH” or the “Company”) or their representatives or that was publicly available, and we have not assumed any responsibility for independent verification of any such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections,  forecasts, and analyses provided to us, and assumed that such projections, forecasts and analyses were reasonable, prepared in good faith and on bases reflecting the best currently available judgments and estimates of NCH management. We express no opinion with respect to such projections,  forecasts, or analyses or the assumptions upon which they are based.

Our analyses are necessarily based on economic, regulatory, market, financial and other conditions as they exist on, and on the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the information contained in the enclosed materials, and DrKW has no obligation to update or revise such materials.

It is understood that the enclosed materials have been prepared by DrKW solely for the benefit and use of the Special Committee of the Board of Directors of the Company and may not be relied upon by any other person. The enclosed materials may not be quoted, referred to, reproduced at any time, or used in any manner for any other purpose or delivered to any other person, without the prior written consent of DrKW.

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Table of Contents

1.	Situation Overview

2.	Evaluation of Strategic Options

3.	Valuation

4.	Appendix

A.	Discounted Cash Flow Analysis

B.	Comparable Companies Analysis

C.	Comparable Transactions Analysis

D.	Leveraged Buyout Analysis

E.	Premiums Analysis

F.	NCH Overview

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Situation Overview

Situation Overview
DRAFT

Levy Group Proposal

•	On October 1, 2001, NCH Corporation (“NCH” or the “Company”) announced that on September 28, certain members of the Levy family (the “Levy Group”) had proposed to acquire the outstanding shares of NCH that the Levy Group did not already own for $47.50 per share in cash (the “Proposal”)

•	The Proposal represents a 21.2% premium to the September 28 closing price of NCH’s common stock

•	The Levy Group currently owns approximately 57.3% of the 5.3MM outstanding common shares of NCH

•	In its letter to the Company’s Board of Directors dated September 28, the Levy Group indicated that members of the Levy family had no interest in selling their common stock in NCH other than approximately 230,000 shares that may be sold by certain family members

-	Lester Levy Sr. and Irvin Levy have indicated that, for liquidity purposes, they each intend to sell approximately 100,000 shares (approximately 7% of their respective holdings), as well as 30,000 shares held in a Levy family trust, either in the tender offer contemplated by the Proposal or in the open market after a transaction is announced

•	We also have been advised that Milton Levy and his family (who are not part of the Levy Group) intend to sell all of their approximate 15,000 to 20,000 NCH shares in the tender offer or in the open market after announcement

Situation Overview
DRAFT

Transaction Timeline

•	On October 8, 2001, DrKW was retained by the Special Committee of the Board of Directors (the “Special Committee”) to advise it with respect to the Proposal

•	DrKW received a package of various documents from advisors to the Levy Group, including financial projections prepared by NCH in April and July 2001

•	Upon receipt of this package, DrKW commenced its due diligence

•	On October 22, 2001, DrKW and Sullivan and Cromwell (“S&C”), counsel to the Special Committee, met with NCH management as well as representatives of Deutsche Banc Alex. Brown (“Deutsche Bank”) and Debevoise & Plimpton (“Debevoise”) to discuss NCH’s operations, business plan and future prospects

•	At that meeting, DrKW received a third set of projections prepared by NCH in mid-September 2001

•	On October 24, 2001, DrKW received additional materials from NCH management, including annual budgets for some or all of the Company’s business segments, which were prepared at the end of the last two fiscal years

•	On October 24 and 26, 2001, DrKW received certain reports prepared by Bain & Company for NCH, including a September 1998 project proposal, a December 1998 Plumbmaster strategy report, a March 1999 Chemical Specialties strategy report and an August 2001 Partsmaster strategy report

•	On October 26, 2001, DrKW and S&C participated in conference calls with representatives of the Company and the Levy Group about various due diligence matters, including the terms and status of the Levy Group’s proposed financing of the Proposal

Situation Overview
DRAFT

Transaction Timeline (Cont’d)

•	Also on October 26, 2001, DrKW and S&C participated in a conference call with Irvin Levy, Deutsche Bank and Debevoise to discuss the Proposal and related matters, in which Mr. Levy made the following points, among others

•	Although they had been approached from time to time by other firms about a possible recapitalization, neither the Company nor the Levy Group had hired any firm to evaluate this or any alternative transaction until the Levy Group engaged Debevoise and Deutsche Bank in January and March 2001, respectively, to begin evaluating a possible going private transaction

•	Neither NCH nor the Levy Group has ever had any approaches by or discussions with third parties regarding a possible sale of NCH or any of its continuing operations

•	The Levy Group has made no commitments and has no plans for NCH to make divestitures or acquisitions after consummation of the Proposal

Situation Overview
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Merger Agreement Summary

●	The initial draft merger agreement (the “Merger Agreement”) proposed by the Levy Group provides for a two-step acquisition:

•	An initial tender offer to purchase shares at $47.50 in cash, followed by

•	A short-form merger at the same price

●	Principal conditions include:

•	Tender of a minimum number of shares that, when added to the Levy Group’s shares, will equal at least 90% of the outstanding shares

-	Requires non-Levy Group stockholders to tender approximately 77% of their shares to produce the additional percentage of outstanding shares needed (approximately 33%)

•	Accordingly, this condition imposes a “super-majority of the minority” requirement on the deal

•	Financing for the tender offer and merger shall have been obtained on terms satisfactory to the Levy Group

-	At signing of the merger agreement, the Levy Group will provide a written financing commitment, subject to customary conditions, including a material adverse change condition

-	It is important to note that the presence of a financing condition, particularly during the present period of significant market uncertainty, injects a meaningful degree of uncertainty into the Levy Proposal

•	Other customary conditions, including any development with a material adverse effect on the Company and market outs

Situation Overview
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Financing Commitment Summary

●	The Levy Group has provided DrKW with a term sheet and related letters from Bank of America for a new senior credit facility to finance the Proposal and to provide working capital, with the following principal terms

•	Total Amount:	$130 million, subject to reduction if BofA is unable to successfully syndicate the facility, but to not less than the amount required to consummate the Proposal; subject to foregoing, BofA will commit to lend the full amount of the facility

•	Credit Facilities:	Five-year $80 million revolving credit facility and five-year amortizing $50 million term loan facility

•	Security:	All capital stock of borrower and domestic subsidiaries; 65% of stock of foreign subsidiaries; all present and future accounts receivable and inventory; guarantees by all existing and future domestic subsidiaries

•	Conditions:	Maximum Leverage Ratio (funded debt/EBITDA) of 2.25x at closing; other customary conditions, including satisfactory due diligence and documentation, absence of material changes, etc.

•	Financial Covenants:	Maintenance of LTM Maximum Leverage Ratio of 2.75x, with future step-downs to be agreed; Minimum Fixed Charge Coverage Ratio (unspecified); Minimum Asset Coverage Ratio (unspecified)

Situation Overview
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Debt Capacity Analysis

●	The Levy Group has indicated that it plans to use approximately $80MM of borrowings under the new senior credit facility (the “New Credit Facility”) and $50MM of NCH cash and equivalents to complete the transaction

•	Management has indicated that the balance of the cash remaining on the Company’s balance sheet ($24MM) is needed for working capital for the Company’s international subsidiaries

•	The Company also has indicated that it plans to reserve approximately $20MM of availability under the New Credit Facility to fund potential liabilities at an NCH Superfund site in New Jersey, and as much as $10MM of availability to fund potential deferred compensation expense

•	Accordingly, the Company would have a balance of approximately $27MM of working capital availability under the New Credit Facility

●	Assuming $73MM of borrowings under the New Credit Facility are utilized to fund the Proposal, the Company would have a pro forma funded debt-to-EBITDA ratio of approximately 1.5x

Sources ($MM)

NCH Cash	$50.0

New Credit Facility	73.2

Total Sources	$123.2

Uses ($MM)

Public Shares Purchased ($47.50)	$104.1

Levy Group Shrs. Purchased ($47.50)	10.9

Options Cashed Out	1.7

Approximate Fees And Expenses	6.5

Total Uses	$123.2

Funded Debt / LTM EBITDA at Closing	1.5x

Facility Available for Working Capital	$26.8

Facility Available for Environmental Liabilities	20.0

Facility Available for Deferred Compensation Expense	10.0

Situation Overview
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Debt Capacity Analysis ($MM) (Cont’d)

•	Assuming the Levy Group completes the transaction (even if it uses $20MM to fund environmental liabilities and $10MM to fund deferred compensation payouts), the Company likely could comply with the facility’s leverage covenants at a range of higher purchase prices

Purchase Price per Share	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
Uses:

Public Shares Acquired	$104.1	$105.2	$109.5	$113.9	$118.3	$122.7	$127.1	$131.4

Levy Group Shares Acquired	10.9	11.0	11.5	12.0	12.4	12.9	13.3	13.8

Options Cashed Out	1.7	1.8	2.4	2.9	3.5	4.0	4.5	5.1

Fees and Expenses	6.5	6.5	6.5	6.5	6.5	6.7	6.7	6.7

Total	$123.2	$124.5	$129.9	$135.3	$140.7	$146.2	$151.6	$157.0

Financing Sources:

Cash	$50.0	$50.0	$50.0	$50.0	$50.0	$50.0	$50.0	$50.0

Debt	73.2	74.5	79.9	85.3	90.7	96.2	101.6	107.0

Total	$123.2	$124.5	$129.9	$135.3	$140.7	$146.2	$151.6	$157.0

Pro Forma Debt / LTM EBITDA(1)	1.54x	1.57x	1.68x	1.80x	1.91x	2.03x	2.14x	2.25x

As Adjusted Debt / LTM EBITDA(1)(2)	2.17x	2.20x	2.31x	2.43x	2.54x	2.66x	2.77x	2.88x

(1)	Based on LTM EBITDA of $47.5MM. Assumes $24MM of cash not available to fund transaction or pay down debt.

(2)	Assumes $20MM and $10MM of availability under the New Credit facility used to fund environmental liabilities and deferred compensation obligations, respectively.

Situation Overview
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Overview of Levy Group Proposal ($MM, except per share data)

•	The Levy Group’s offer represents the following multiples:

Implied Market Capitalization

Offer Price	$47.50

Total Shares Outstanding (MM)	5.3

Plus: Option Value	0.0

Equity Market Value	$252.1

Plus: Net Debt	41.4

Adjusted Market Value	$293.5

Share Price Premium Comparison

				52-Week

	1-Day	1-Week	4-Week	High	Low

Share Price Prior to 10/1/01(1)	$39.19	$39.30	$44.00	$56.28	$35.25

Offer Premium	21.2%	20.9%	8.0%	(15.6%)	34.8%

NCH Acquisition Multiples Implied by $47.50 Per Share Price

						Adjusted Market Value			Equity Market Value
	Amounts					as a Multiple of			as a Multiple of

	Sales	EBITDA	EBIT	Net Income	Book Value	Sales	EBITDA	EBIT	NI	BV

LTM as of 7/31/01	$646.5	$47.5	$35.6	$21.0	$225.5	0.5x	6.2x	8.2x	12.0x	1.1x

Fiscal Year ’02(2)	625.8	43.5	29.5	19.8	237.9	0.5x	6.7x	9.9x	12.7x	1.1x

(1)	The Levy Proposal was publicly announced on 10/01/01.

(2)	Source: September NCH management projections.

Situation Overview
DRAFT

Multiple Sensitivity Analysis ($MM, except per share data)

Price Per Share		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

Premium to 9/28/01		21.2%	22.5%	27.6%	32.7%	37.8%	42.9%	48.0%	53.1%

Fully-Diluted Shares		5.3	5.3	5.3	5.3	5.3	5.3	5.3	5.3

Equity Market Value		$252.1	$254.8	$265.4	$276.0	$286.6	$297.2	$307.9	$318.5

Plus Net Debt as of 7/31/01		41.4	41.4	41.4	41.4	41.4	41.4	41.4	41.4

Adjusted Market Value		$293.5	$296.2	$306.8	$317.4	$328.0	$338.6	$349.3	$359.9

Sales

FY 2001	$649.6	0.5x	0.5x	0.5x	0.5x	0.5x	0.5x	0.5x	0.6x

LTM	646.5	0.5x	0.5x	0.5x	0.5x	0.5x	0.5x	0.5x	0.6x

FY 2002E	625.8	0.5x	0.5x	0.5x	0.5x	0.5x	0.5x	0.6x	0.6x

EBITDA

FY 2001	$51.9	5.7x	5.7x	5.9x	6.1x	6.3x	6.5x	6.7x	6.9x

LTM	47.5	6.2x	6.2x	6.5x	6.7x	6.9x	7.1x	7.4x	7.6x

FY 2002E	43.5	6.7x	6.8x	7.1x	7.3x	7.5x	7.8x	8.0x	8.3x

EPS

FY 2001	$3.77	12.6x	12.7x	13.3x	13.8x	14.3x	14.9x	15.4x	15.9x

LTM	3.93	12.1x	12.2x	12.7x	13.2x	13.7x	14.2x	14.7x	15.3x

FY 2002E	3.73	12.7x	12.9x	13.4x	13.9x	14.5x	15.0x	15.5x	16.1x

Situation Overview
DRAFT

Significant Transaction Issues

•	Stock Price Performance Issues

•	The Levy Group’s $47.50 offer is 1.2% below the Company’s 6-month average trading price of $48.08 and 15.6% below its 52-week high of $56.28

•	The Company’s stock price fell significantly in June shortly before and after it was removed from the S&P Midcap 400 Index

•	NCH stock price also has suffered due to the following factors:

-	Overhang due to the Levy family’s ownership stake

-	Small public float (2.2MM shares)

-	Low trading volume (10,000 shares a day)

-	No current equity coverage

-	Inability of equity funds to buy stock due to lack of float

Situation Overview
DRAFT

Significant Transaction Issues (Cont’d)

●	Financial Performance Issues

•	NCH has suffered from declining annual revenues since 1999

•	Margins have fallen in recent quarters as well

•	Going forward, little near-term opportunity for meaningful stock price appreciation appears to exist outside of an offer from the Levy Group

-	Management projects declining financial results in fiscal year 2002 over the previous year

•	The long-term viability of the Company’s direct sales model is questionable

-	The Company faces increasing pressure from consolidating suppliers, customers and competitors

•	Revenue at NCH’s Plumbing Products and Retail Products Groups is heavily tied to a small number of retailers

-	Plumbing Products Group has invested heavily to maintain shelf space with its major customers

-	Retail Products Group generates nearly 80% of revenue from five customers

•	The Company’s Landmark Direct division is projected to operate at break-even for fiscal year 2002

Situation Overview
DRAFT

Significant Transaction Issues (Cont’d)

•	Negotiation Issues

•	An alternative buyer would not be able to execute a transaction without the support of the Levy Group

•	The Company’s stock price would likely fall if the offer were rescinded

•	The Levy Proposal does provide liquidity for minority shareholders, which would be difficult to achieve in the public markets

•	The Special Committee has the important ability to simply say no and refuse to recommend a transaction

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Evaluation of Strategic Options

Evaluation of Strategic Options
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Possible Strategic Options for the Special Committee

Evaluation of Strategic Options
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Decline to Recommend an Offer

Pros

•	Allows Company to pursue its existing business plan

•	Provides time for recovery from declines in revenue and net income

•	Provides shareholders the ability to participate in whatever upside exists in NCH stock

Cons

•	Existing business plan does not project a quick improvement in profitability. Management projects declining results in fiscal year 2002

•	Share price likely to drop in near-term if the Board declines to recommend an offer

•	May be difficult to realize $47.50 per share of value from NCH in the future

•	As a small company, NCH is at a competitive disadvantage in many of its markets

Evaluation of Strategic Options
DRAFT

Accept the Proposal

Pros

•	Gives shareholders immediate liquidity

•	The Levy proposal represents a 21.2% premium to NCH’s stock price at the time of the offer

•	Because of the “super-majority of the minority” effect of the minimum tender condition in the Proposal, public stockholders have the ability to choose whether or not to accept the proposal

Cons

•	Negotiating with the Levy Group to improve the price is likely to result in incrementally more value for public shareholders. At a minimum, we should try to improve the proposal

•	Shareholders who purchased their shares above $47.50 may be dissatisfied with the outcome

•	Precludes public shareholders from any potential benefit of an improvement in NCH’s financial results

Evaluation of Strategic Options
DRAFT

Negotiate to Improve the Price and / or Other Terms of the Proposal

Pros

•	Increases shareholder value and gives shareholders liquidity

•	Similar benefits as accepting the current proposal

Cons

•	Runs some risk, if negotiations fail, of having the Levy Group withdraw its current offer

•	If the Levy Group and the Special Committee are unable to reach agreement and the proposal is withdrawn, NCH’s stock price will likely suffer in the short-term

Evaluation of Strategic Options
DRAFT

Recommend Other Board Action to Maximize Shareholder Value

Pros

•	The Company is relatively unlevered and could consider a number of options including share repurchases, acquisitions or asset sales

•	Value of NCH to a strategic buyer in the distribution industry may be greater than to the Levy Group

Cons

•	No third party has ever approached the Company regarding a sale and, because of the nature of a direct sales force, it is not clear that there is a natural buyer for the Company

•	The Levy Group can effectively block any transaction it does not support and has stated that it has no interest in selling

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Valuation

Valuation

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Financial Summary ($MM)

		Historical

Summary Financials	1999	2000	2001	LTM(1)

Sales	$674.5	$674.3	$649.6	$646.5

Growth		0.0%	-3.7%

Gross Profit	291.6	291.5	283.9	285.0

Gross Margin	43.2%	43.2%	43.7%	44.1%

SG&A	(244.7)	(244.6)	(232.0)	(237.2)

SG&A/Sales	36.3%	36.3%	35.7%	36.7%

EBITDA	46.9	46.9	51.9	47.5

Margin	7.0%	7.0%	8.0%	7.3%

EBIT	33.1	33.0	39.8	35.6

Operating Margin	4.9%	4.9%	6.1%	5.5%

Net Interest Expense	0.0	0.0	(6.7)	(2.6)

Taxes	(12.1)	(12.0)	(16.8)	(12.7)

Tax Rate	36.5%	36.5%	45.7%	37.7%

Net Income	21.0	21.0	20.0	21.0

Capital Expenditures	(12.7)	(8.8)	(10.5)	NA

CapEx/Sales	1.9%	1.3%	1.6%	NA

Free Cash Flow	34.1	38.1	41.4	NA

Margin	5.1%	5.6%	6.4%	NA

Balance Sheet Information, 7/31/01	Amount	%

Cash & Equivalents	74.3

Short-Term Debt	0.0	0.0%

Long-Term Debt	1.1

Retirement & Deferred Compensation	114.6	33.6%

Preferred Stock	0.0	0.0%

Shareholders’ Equity	225.5	66.1%

Total Capitalization	341.2	100.0%
Market Capitalization

		$45.86

FD Shares Outstanding (MM)	x	5.308

Equity Market Value		$243.4

Preferred Stock		0.0

Net Debt	+	41.4

Adjusted Market Value		$284.8

Adjusted Market Value as a Multiple of:	FY2001	LTM

Sales	0.4 x	0.4 x

EBITDA	5.5 x	6.0 x

EBIT	7.2 x	8.0 x

FCF	6.9 x	NA

Equity Market Value as a Multiple of:

Net Income	12.2 x	11.7 x

Book Value	1.1 x

(1)	Through 7/31/01.

Valuation
DRAFT

Financial Summary(Cont’d) ($MM)

•	Management has indicated that financial performance is expected to decline in the second quarter ending October 31

	3 Months Ended 8/31/01

	2001	2000

International

Sales

Western Europe	$34.1	$36.5

Eastern Europe	7.1	6.6

Latin America	9.0	9.3

Asia	7.0	7.5

Total International	$57.2	$59.9

Operating Income

Western Europe	$5.0	$6.0

Eastern Europe	1.9	1.7

Latin America	0.5	0.8

Asia	0.7	1.4

International Expenses	(2.6)	(2.1)

Total International	$5.5	$7.8

	2 Months Ended 9/30/01

	2001	2000
Domestic

Sales

Chemical	$28.8	$29.4

Partsmaster	6.9	7.7

Plumbmaster	18.4	18.6

Landmark	10.2	7.9

RPG	5.2	4.1

Total Domestic(1)	$69.5	$67.7

Operating Income

Chemical	$3.1	$3.5

Partsmaster	0.8	1.5

Plumbmaster	0.2	0.6

Landmark	(0.5)	(0.1)

RPG	0.9	0.6

Corporate Expenses	(3.2)	(3.1)

Total Domestic(1)	$1.3	$3.0

(1)	Includes results from continuing operations only.

Valuation

DRAFT

Indexed Stock Price History(1)

•	NCH’s stock has outperformed the S&P 500 in the past year, and was outperforming its peer group before the stock’s sharp decline in June 2001

(1)	Peer group includes: Hawkins, Aceto, JLM Industries, Hughes Supply, Applied Industrial Technologies, Crane Group, Lawson Products, Kaman, Huttig Building Products, Noland, NSI, SCP Pool and Aviall.

Valuation

DRAFT

Indexed Stock Price History(Cont’d)(1)

•	Over a five-year period, NCH stock has underperformed both its peer group and the S&P 500

Indexed Price ($)
250
200
150
100
50
0
10/25/96
6/2/97
1/5/98
8/10/98
3/16/99
10/18/99
5/22/00
12/22/00
7/31/01
Daily from October 25, 1996 to October 26, 2001
Peer Group Index
NCH
S&P 500

(1)	Peer group includes: Hawkins, Aceto, Hughes Supply, Applied Industrial Technologies, Crane Group, Lawson Products, Kaman, Noland, NSI, SCP Pool and Aviall.

Valuation

DRAFT

Stock Price and Volume History

•	NCH’s stock has fallen significantly since hitting its 52-week high on April 27

1	12/06/00:	NCH reported earnings for the quarter ended October 31, 2000. EPS from continuing operations were $1.92 compared to $1.46 in the prior year.

2	3/07/01:	NCH reported earnings for the quarter ended 1/31/01. EPS from continuing operations were $1.45 compared to $2.52 in the prior year.

3	6/01/01:	NCH reported earnings for the fourth quarter ended 4/30/01. EPS from continuing operations were $5.65 for FY01 compared to $3.39 for FY00.

4	6/25/01:	Standard & Poor’s announced that NCH would be removed from the S&P MidCap 400 Index for lack of representation.

5	8/28/01:	NCH reported earnings for the fiscal quarter ended July 31. Diluted EPS for the quarter were $1.33 compared to $1.65 in the prior year.

6	10/01/01:	NCH Chairman Irvin Levy, Lester Levy and other members of their family offered to buy the 43% of the Company they do not already own.

Valuation

DRAFT

Stock Price and Volume History(Cont’d)

•	NCH stock traded in the low $70s in late 1997 and early 1998, but has not traded above $56.28 in the past year

Valuation

DRAFT

Historical P/E Ratios

•	The Company’s stock traded in a P/E range of 15x – 16x near the end of fiscal year 1998, as compared to a multiple of approximately 10x today

(1)	Peer group includes: Hawkins, Aceto, JLM Industries, Hughes Supply, Applied Industrial Technologies, Lawson Products, Kaman, Noland, NSI, SCP Pool and Aviall.

Valuation

DRAFT

Trading Distribution — Last Two Years

•	80% of trading volume has been at or below the Levy Group’s $47.50 per share bid over the last two years

30%
25%
20%
15%
10%
5%
0%
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Offer Price $47.50
$30 - $33
$33 - $36
$36 - $39
$39 - $42
$42 - $45
$45 - $48
$48 - $51
$51 - $54
$54 - $57

Valuation

DRAFT

Trading Distribution – Past Year

•     70% of trading volume has been at or below the Levy Group’s $47.50 per share bid over the past year

40%
35%
30%
25%
20%
15%
10%
5%
0%
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Offer Price $47.50
$30 - $33
$33 - $36
$36 - $39
$39 - $42
$42 - $45
$45 - $48
$48 - $51
$51 - $54
$54 - $57

Valuation

DRAFT

Preliminary Summary Valuation

$47.50(1)
DCF Analysis - April 2001 Projections
$49.81
$64.25
DCF Analysis - July 2001 Projections
$46.99
$60.90
DCF Analysis - September 2001 Projections
$45.11
$59.05
Comparable Companies Trading Analysis (2)
$42.00
$52.00
Comparable Acquisitions Analysis(3)
$49.00
$62.00
Premiums Analysis(4)
$47.60
$56.83
52-Week Trading Range
$35.25
$56.28
$0.00
$10.00
$20.00
$30.00
$40.00
$50.00
$60.00
$70.00

(1)	Offer price indicated in the Proposal.

(2)	Comparable Companies Trading Analysis excludes control premium.

(3)	Based on multiples paid in third-party change of control transactions.

(4)	Reflects the median premiums paid since 1/1/97 for close-outs of minority stakes by acquirers with at least 50% ownership prior to bid.

Valuation

DRAFT

Preliminary Summary Valuation ($MM, except per share data)

Enterprise Value
as a Multiple of FY 01
	Enterprise	Equity	Share
Methods and Assumptions	Value Range	Value Range	Price Range	Sales	EBDITA

Discounted Cash Flow Analysis-	$305.8 - $382.4	$264.4 - $341.0	$49.81 - $64.25	0.5x - 0.6x	5.9x - 7.4x
April 2001 Projections

Discounted Cash Flow Analysis-	$290.8 - $364.7	$249.4 - $323.3	$46.99 - $60.90	0.4x - 0.6x	5.6x - 7.x
July 2001 Projections

Discounted Cash Flow Analysis-	$280.8 - $354.8	$239.4 - $313.4	$45.11 - $59.05	0.4x - 0.5x	5.4x - 6.8x
September 2001 Projections

Comparable Companies Trading	$264.3 - $317.4	$222.9 - $276.0	$42.00 - $52.00	0.4x - 0.5x	5.1x - 6.1x
Analysis(1)

Comparable Acquisitions	$301.5 - $370.5	$260.1 - $329.1	$49.00 - $62.00	0.5x - 0.6x	5.8x - 7.1x
Analysis(2)

Premiums Analysis(3)	$294.0 - $343.1	$252.6 - $301.7	$47.60 - $56.83	0.5x - 0.5x	5.7x - 6.6x

52-Week Trading Range	$228.5 - $340.1	$187.1 - $298.7	$35.25 - $56.28	0.4x - 0.5x	4.4x - 6.6x

Current Trading Price	$284.8	$243.4	$45.86	0.4x	5.5x

(1)	Comparable Companies Trading Analysis excludes control premium.

(2)	Based on multiples paid in third-party change of control transactions.

(3)	Reflects the median premiums paid since 1/1/97 for close-outs of minority stakes by acquirers with at least 50% ownership prior to bid.

Valuation

DRAFT

Overview of Internal Budgeting Process

•	Before 2001, the Company’s annual budgeting process was a loosely coordinated event in which not all divisional managers participated

•	DrKW has only received a complete set of budgets resulting from the most recent internal budgeting process, which was completed in March 2001 (the “March 2001 Plan”)

-	For the fiscal year 2000 process, a substantial amount of data is missing

•	The March 2001 Plan contains the following information:

•	Fiscal year 2001 budgets that were prepared a year prior (the “2001 Internal Budget”)

•	Interim fiscal year 2001 estimates (“9 Months Annualized Financials”), based on nine months’ actual results

•	Budgets for Fiscal years 2002 and 2004

•	The 9 Months Annualized Financials proved to be consistently lower than the 2001 Internal Budget

•	The 2002 Internal Budget contained in the March 2001 Plan is substantially similar to the consolidated management projections prepared in April 2001

•	Revenue falls approximately 3%

•	Operating income increases 1%, possibly due to differences in cost allocation

Valuation

DRAFT

Comparison of Projections ($MM)

	Fiscal Year Ended April 30, 2001			Fiscal Year Ended April 30, 2002

	Internal Budget	9 Months		Internal Budget	Management
	at Beg. of Yr.(1)	Annualized(2)	% Difference	at Beg. of Yr.(1)	9/01 Projections	% Difference

Revenue

Chemical Specialties	NA	$169.9	NA	$184.7	$166.1	(10.1%)

Plumbmaster	86.2	77.8	(9.8%)	80.9	116.2	43.6%

Partsmaster	46.1	42.6	(7.5%)	45.7	44.9	(1.7%)

RPG	24.1	27.6	14.6%	28.4	30.0	5.5%

Landmark	42.7	41.3	(3.2%)	39.7	44.4	11.8%

Western Europe	203.3	155.1	(23.7%)	170.0	148.4	(12.7%)

Eastern Europe	34.6	26.3	(24.1%)	32.0	27.3	(14.7%)

Latin America	37.4	36.2	(3.3%)	45.8	37.3	(18.5%)

Asia	29.2	27.9	(4.5%)	32.2	27.5	(14.5%)

Total	NA	$604.6	NA	$659.4	$642.1	(2.7%)

Operating Income

Chemical Specialties	NA	$16.8	NA	$18.9	$14.1	(25.5%)

Plumbmaster	4.5	5.0	9.4%	3.6	6.9	91.0%

Partsmaster	8.2	5.0	(38.7%)	7.2	4.5	(37.6%)

RPG	3.7	3.8	1.4%	4.2	4.7	10.9%

Landmark	2.3	1.1	(50.5%)	0.9	—	(100.0%)

Western Europe	11.6	5.4	(53.5%)	6.6	19.3	192.6%

Eastern Europe	4.9	2.8	(41.5%)	5.8	6.1	5.8%

Latin America	6.8	3.2	(52.6%)	8.2	2.6	(68.4%)

Asia	4.1	3.3	(20.5%)	4.7	2.6	(44.1%)

Total	NA	$46.4	NA	$60.1	$60.8	1.1%

Note:	Operating income excludes unallocated corporate overhead expenses.

(1)	Projections made during the fourth quarter of the previous fiscal year.

(2)	Estimates made during the fourth quarter of the current fiscal year, utilizing nine months of actual results.

Valuation

DRAFT

Overview of Management Projections

•	In April 2001, Company management prepared its first set of projections for all operating segments on a consolidated basis

•	Management has advised that these were prepared independently of plans previously prepared by divisional managers

•	The projections were subsequently revised by management in July 2001 to reflect deteriorating results and softening economic conditions

•	The April projections were prepared before the Company’s fourth quarter results were available

•	Revisions were made partly in response to the shortfall in NCH’s fourth quarter results

•	The largest downward revision occurred in Chemical Specialties, which management attributed to a softening construction market, increasing price sensitivity by customers and an ongoing trend of vendor consolidation

•	The projections were revised again in mid-September in response to the September 11 attacks

•	Management felt that NCH would likely suffer in the short-term from a general slowdown in business activity as well as reduced productivity from its direct salespeople

•	Downward revisions focused more heavily on the Company’s performance in 2002, with performance in 2003 and beyond consistent with the July projections, except in Western Europe

•	The April 2001 projections result in discounted cash flow values approximately 8% to 10% higher than those resulting from the mid-September 2001 projections

•	The July 2001 projections result in discounted cash flow values approximately 3% to 4% higher than the September ranges

Valuation

DRAFT

Financial Summary ($MM, except per share data)

•	The following is based on management projections as of mid-September

	Historical				Projected

	1999	2000	2001	LTM	2002	2003	2004	2005	2006

Sales	$674.5	$674.3	$649.6	$646.5	$625.8	$647.3	$669.6	$697.4	$727.1

Growth		(0.0%)	(3.7%)		(3.7%)	3.4%	3.4%	4.2%	4.3%

Gross Profit	291.6	291.5	283.9	285.0	270.5	282.2	293.6	308.7	323.4

Gross Margin	43.2%	43.2%	43.7%	44.1%	43.2%	43.6%	43.8%	44.3%	44.5%

SG&A	(244.7)	(244.6)	(232.0)	(237.2)	(227.0)	(233.3)	(240.3)	(249.1)	(259.6)

SG&A/Sales	36.3%	36.3%	35.7%	36.7%	36.3%	36.0%	35.9%	35.7%	35.7%

EBITDA	46.9	46.9	51.9	47.5	43.5	48.9	53.3	59.6	63.8

Margin	7.0%	7.0%	8.0%	7.3%	7.0%	7.6%	8.0%	8.5%	8.8%

EBIT	33.1	33.0	39.8	35.6	29.5	34.0	37.4	42.8	45.9

Operating Margin	4.9%	4.9%	6.1%	5.5%	4.7%	5.2%	5.6%	6.1%	6.3%

Net Interest Expense	0.0	0.0	(6.7)	(2.6)	(0.0)	0.0	0.0	0.0	0.0

Taxes	(12.1)	(12.0)	(16.8)	(12.7)	(12.1)	(14.0)	(15.5)	(17.7)	(19.2)

Tax Rate	36.5%	36.5%	45.7%	37.7%	38.0%	38.0%	38.0%	38.0%	38.0%

Net Income	21.0	21.0	20.0	21.0	19.8	22.9	25.3	28.9	31.3

EPS	$3.89	$3.92	$3.77	$3.93	$3.73	$4.30	$4.75	$5.43	$5.87

Valuation
DRAFT

Projection Comparison – Consolidated($MM)

(FY Ended April 30)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales

April 2001	$649.6	$650.7	$673.2	$701.6	$725.2	$751.4	3.0%

July 2001	—	642.1	647.2	669.6	697.4	727.0	2.3%

September 2001	—	625.8	647.3	669.6	697.4	727.1	2.3%

Change

July 2001		($8.6)	($26.0)	($32.0)	($27.8)	($24.4)

September 2001		(16.3)	0.1	—	—	0.1

Operating Income

April 2001	$39.8	$41.7	$43.6	$46.4	$48.4	$50.7	6.2%

July 2001	—	31.9	36.3	40.7	44.7	48.3	5.0%

September 2001	—	29.5	34.8	39.2	44.8	48.4	5.0%

Change

July 2001		($9.8)	($7.3)	($5.7)	($3.7)	($2.4)

September 2001		(2.4)	(1.5)	(1.5)	0.1	0.1

Operating Margin

April 2001	6.1%	6.4%	6.5%	6.6%	6.7%	6.7%

July 2001	—	5.0%	5.6%	6.1%	6.4%	6.6%

September 2001	—	4.7%	5.4%	5.9%	6.4%	6.7%

Valuation

DRAFT

Projection Comparison – Chemical Specialties($MM)

(FY Ended April 30)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales

April 2001	$169.5	$173.9	$179.6	$186.1	$192.7	$199.6	3.3%

July 2001	—	166.1	166.1	171.7	177.9	185.0	1.8%

September 2001	—	161.5	166.1	171.7	177.9	185.0	1.8%

Change

July 2001		($7.8)	($13.5)	($14.4)	($14.8)	($14.6)

September 2001		(4.6)	—	—	—	—

Operating Income

April 2001	$16.6	$18.8	$19.4	$20.1	$20.9	$21.6	6.8%

July 2001	—	14.1	15.9	16.8	18.6	19.4	4.0%

September 2001	—	13.5	15.9	16.8	18.6	19.4	4.0%

Change

July 2001		($4.7)	($3.5)	($3.3)	($2.3)	($2.2)

September 2001		(0.6)	—	—	—	—

Operating Margin

April 2001	9.8%	10.8%	10.8%	10.8%	10.8%	10.8%

July 2001	—	8.5%	9.6%	9.8%	10.5%	10.5%

September 2001	—	8.4%	9.6%	9.8%	10.5%	10.5%

Note:	Operating income excludes unallocated corporate overhead expenses.

Valuation

DRAFT

Projection Comparison – Plumbing Products Group($MM)

(FY Ended April 30)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales

April 2001	$111.4	$116.2	$121.6	$127.6	$133.5	$139.7	4.6%

July 2001	—	116.2	121.6	127.6	133.5	139.7	4.6%

September 2001	—	113.0	121.6	127.6	133.5	139.7	4.6%

Change

July 2001		$0.0	$0.0	$0.0	$0.0	$0.0

September 2001		(3.2)	—	—	—	—

Operating Income

April 2001	$7.8	$6.9	$8.4	$10.2	$10.6	$11.1	9.2%

July 2001	—	6.9	8.4	10.2	10.6	11.1	9.2%

September 2001	—	6.6	8.4	10.2	10.6	11.1	9.2%

Change

July 2001		$0.0	$0.0	$0.0	$0.0	$0.0

September 2001		(0.3)	—	—	—	—

Operating Margin

April 2001	7.0%	5.9%	6.9%	8.0%	7.9%	7.9%

July 2001	—	5.9%	6.9%	8.0%	7.9%	7.9%

September 2001	—	5.8%	6.9%	8.0%	7.9%	7.9%

Note:	Operating income excludes unallocated corporate overhead expenses.

Valuation
DRAFT

Projection Comparison – Partsmaster Group($MM)

(FY Ended April 30)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales

April 2001	$43.6	$45.2	$47.5	$49.8	$52.2	$54.8	4.7%

July 2001	—	44.9	46.3	47.6	49.1	50.5	3.0%

September 2001	—	43.7	46.3	47.6	49.1	50.5	3.0%

Change

July 2001		($0.3)	($1.2)	($2.2)	($3.1)	($4.3)

September 2001		(1.2)	—	—	—	—

Operating Income

April 2001	$4.9	$6.3	$6.6	$6.9	$7.2	$7.6	11.6%

July 2001	—	4.5	4.6	4.8	4.9	5.1	1.0%

September 2001	—	4.3	4.6	4.8	4.9	5.1	1.0%

Change

July 2001		($1.8)	($2.0)	($2.1)	($2.3)	($2.5)

September 2001		(0.2)	—	—	—	—

Operating Margin

April 2001	11.2%	13.9%	13.9%	13.9%	13.8%	13.9%

July 2001	—	10.0%	9.9%	10.1%	10.0%	10.1%

September 2001	—	9.8%	9.9%	10.1%	10.0%	10.1%

Note:	Operating income excludes unallocated corporate overhead expenses.

Valuation
DRAFT

Projection Comparison – Landmark Direct($MM)

(FY Ended April 30)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales

April 2001	$41.9	$44.7	$54.2	$58.0	$63.7	$70.0	10.8%

July 2001	—	44.4	47.3	50.6	54.2	57.9	6.7%

September 2001	—	43.2	47.3	50.6	54.2	57.9	6.7%

Change

July 2001		($0.3)	($6.9)	($7.4)	($9.5)	($12.1)

September 2001		(1.2)	—	—	—	—

Operating Income

April 2001	$0.2	$1.8	$3.1	$3.4	$3.7	$4.1	112.8%

July 2001	—	—	1.2	2.5	2.7	2.9	95.1%

September 2001	—	—	1.2	2.5	2.7	2.9	95.1%

Change

July 2001		($1.8)	($1.9)	($0.9)	($1.0)	($1.2)

September 2001		—	—	—	—	—

Operating Margin

April 2001	0.5%	4.0%	5.7%	5.9%	5.8%	5.9%

July 2001	—	0.0%	2.5%	4.9%	5.0%	5.0%

September 2001	—	0.0%	2.5%	4.9%	5.0%	5.0%

Note:	Operating income excludes unallocated corporate overhead expenses.

Valuation
DRAFT

Projection Comparison – Retail Products Group($MM)

(FY Ended April 30)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales

April 2001	$26.2	$28.1	$32.3	$37.1	$42.7	$49.1	13.4%

July 2001	—	30.0	33.0	36.3	39.9	43.9	10.9%

September 2001	—	29.2	33.0	36.3	39.9	43.9	10.9%

Change

July 2001		$1.9	$0.7	($0.8)	($2.8)	($5.2)

September 2001		(0.8)	—	—	—	—

Operating Income
April 2001	$4.1	$3.4	$3.9	$4.5	$5.1	$5.9	9.5%

July 2001	—	4.7	5.1	5.7	6.2	6.9	13.9%

September 2001	—	4.5	5.1	5.7	6.2	6.9	13.9%

Change

July 2001		$1.3	$1.2	$1.2	$1.1	$1.0

September 2001		(0.2)	—	—	—	—

Operating Margin

April 2001	15.6%	12.1%	12.1%	12.1%	11.9%	12.0%

July 2001	—	15.7%	15.5%	15.7%	15.5%	15.7%

September 2001	—	15.4%	15.5%	15.7%	15.5%	15.7%

Note:	Operating income excludes unallocated corporate overhead expenses.

Valuation
DRAFT

Projection Comparison – Western Europe($MM)

(FY Ended February 28)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales

April 2001	$163.9	$148.4	$139.5	$139.5	$132.1	$125.0	(5.3%)

July 2001	—	148.4	139.5	139.5	143.7	148.0	(2.0%)

September 2001	—	145.1	139.5	139.5	143.7	148.0	(2.0%)

Change

July 2001		$0.0	$0.0	$0.0	$11.6	$23.0

September 2001		(3.3)	—	—	—	—

Operating Income

April 2001	$24.0	$20.8	$19.5	$19.5	$18.5	$17.5	(7.6%)

July 2001	—	19.3	19.5	19.5	20.1	20.7	(3.6%)

September 2001	—	18.6	18.1	18.1	20.1	20.7	(3.6%)

Change

July 2001		($1.5)	$0.0	$0.0	$1.6	$3.2

September 2001		(0.7)	(1.4)	(1.4)	—	—

Operating Margin

April 2001	14.6%	14.0%	14.0%	14.0%	14.0%	14.0%

July 2001	—	13.0%	14.0%	14.0%	14.0%	14.0%

September 2001	—	12.8%	13.0%	13.0%	14.0%	14.0%

Note:	Operating income excludes unallocated corporate overhead expenses.

Valuation
DRAFT

Projection Comparison – Eastern Europe($MM)

(FY Ended February 28)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales

April 2001	$28.0	$27.3	$28.4	$29.6	$30.6	$31.6	2.4%

July 2001	—	27.3	27.6	28.4	29.3	30.1	1.5%

September 2001	—	26.7	27.6	28.4	29.3	30.1	1.5%

Change

July 2001		$0.0	($0.8)	($1.2)	($1.3)	($1.5)

September 2001		(0.6)	—	—	—	—

Operating Income

April 2001	$6.3	$6.3	$5.7	$5.3	$5.5	$5.7	(2.5%)

July 2001	—	6.1	5.5	5.4	5.3	5.4	(3.8%)

September 2001	—	5.9	5.5	5.4	5.3	5.4	(3.8%)

Change

July 2001		($0.2)	($0.2)	$0.1	($0.2)	($0.3)

September 2001		(0.2)	—	—	—	—

Operating Margin

April 2001	22.5%	23.1%	20.1%	17.9%	18.0%	18.0%

July 2001	—	22.3%	19.9%	19.0%	18.1%	17.9%

September 2001	—	22.1%	19.9%	19.0%	18.1%	17.9%

Note:	Operating income excludes unallocated corporate overhead expenses.

(1)	Projections made during the fourth quarter of the previous year.

(2)	Projections made during the fourth quarter of the current fiscal year.

Valuation
DRAFT

Projection Comparison – Latin America($MM)

(FY Ended February 28)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales

April 2001	$36.2	$36.8	$38.6	$40.5	$42.5	$44.7	4.3%

July 2001	—	37.3	38.4	39.6	40.7	42.0	3.0%

September 2001	—	36.5	38.4	39.6	40.7	42.0	3.0%

Change

July 2001		$0.5	($0.2)	($0.9)	($1.8)	($2.7)

September 2001		(0.8)	—	—	—	—

Operating Income

April 2001	$2.7	$2.6	$2.7	$2.8	$3.0	$3.1	3.5%

July 2001	—	2.6	2.7	2.8	3.0	3.1	3.5%

September 2001	—	2.5	2.7	2.8	3.0	3.1	3.5%

Change

July 2001		$0.0	$0.0	$0.0	$0.0	$0.0

September 2001		(0.1)	—	—	—	—

Operating Margin

April 2001	7.5%	7.1%	7.0%	6.9%	7.1%	6.9%

July 2001	—	7.0%	7.0%	7.1%	7.4%	7.4%

September 2001	—	6.8%	7.0%	7.1%	7.4%	7.4%

Note:	Operating income excludes unallocated corporate overhead expenses.

Valuation
DRAFT

Projection Comparison – Asia($MM)

(FY Ended February 28)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales

April 2001	$28.9	$30.1	$31.6	$33.5	$35.2	$36.9	5.0%

July 2001	—	27.5	27.5	28.3	29.1	30.0	0.7%

September 2001	—	26.9	27.5	28.3	29.1	30.0	0.7%

Change

July 2001		($2.6)	($4.1)	($5.2)	($6.1)	($6.9)

September 2001		(0.6)	—	—	—	—

Operating Income
April 2001	$3.0	$3.8	$3.6	$3.5	$3.6	$3.8	6.1%

July 2001	—	2.6	2.6	2.7	3.1	3.5	3.9%

September 2001	—	2.5	2.6	2.7	3.1	3.5	3.9%

Change

July 2001		($1.2)	($1.0)	($0.8)	($0.5)	($0.3)

September 2001		(0.1)	—	—	—	—

Operating Margin

April 2001	10.4%	12.6%	11.4%	10.4%	10.2%	10.3%

July 2001	—	9.5%	9.5%	9.5%	10.7%	11.7%

September 2001	—	9.3%	9.5%	9.5%	10.7%	11.7%

Note:	Operating income excludes unallocated corporate overhead expenses.

DRAFT

Appendix

DRAFT

Discounted Cash Flow
Analysis

Discounted Cash Flow Analysis
DRAFT

Consolidated DCF Analysis – April Projections

Discount		EBITDA Exit Multiple (2006 Exit)
Rate
		5.0x	5.5x	6.0x	6.5x

	PV of Cash Flow Stream	$98	$98	$98	$98

	PV of Perpetuity	219	241	263	285

9.5%	Enterprise Value	$317	$339	$361	$382

	Less: Net Debt (7/31/00)	41	41	41	41

	Equity Value	$275	$297	$319	$341

	Implied Price Per Share	$51.87	$55.99	$60.12	$64.25

	Implied FCF Growth in Perpetuity	1.0%	1.7%	2.3%	2.9%

	Enterprise Value Multiple to FY ’01A EBITDA	6.1x	6.5x	6.9x	7.4x

	Enterprise Value Multiple to FY ’02E EBITDA	5.7x	6.1x	6.5x	6.9x

	PV of Cash Flow Stream	$97	$97	$97	$97

	PV of Perpetuity	215	236	257	279

10.0%	Enterprise Value	$311	$333	$354	$376

	Less: Net Debt (7/31/00)	41	41	41	41

	Equity Value	$270	$291	$313	$334

	Implied Price Per Share	$50.83	$54.87	$58.91	$62.96

	Implied FCF Growth in Perpetuity	1.5%	2.2%	2.8%	3.3%

	Enterprise Value Multiple to FY ’01A EBITDA	6.0x	6.4x	6.8x	7.2x

	Enterprise Value Multiple to FY ’02E EBITDA	5.6x	6.0x	6.4x	6.7x

	PV of Cash Flow Stream	$96	$96	$96	$96

	PV of Perpetuity	210	231	252	273

10.5%	Enterprise Value	$306	$327	$348	$369

	Less: Net Debt (7/31/00)	41	41	41	41

	Equity Value	$264	$285	$306	$327

	Implied Price Per Share	$49.81	$53.77	$57.73	$61.69

	Implied FCF Growth in Perpetuity	1.9%	2.7%	3.3%	3.8%

	Enterprise Value Multiple to FY ’01A EBITDA	5.9x	6.3x	6.7x	7.1x

	Enterprise Value Multiple to FY ’02E EBITDA	5.5x	5.9x	6.2x	6.6x

Discounted Cash Flow Analysis
DRAFT

Consolidated DCF Analysis – July Projections

Discount		EBITDA Exit Multiple (2006 Exit)
Rate
		5.0x	5.5x	6.0x	6.5x

	PV of Cash Flow Stream	$90	$90	$90	$90
	PV of Perpetuity	211	233	254	275

9.5%	Enterprise Value	$301	$322	$344	$365
	Less: Net Debt (7/31/00)	41	41	41	41

	Equity Value	$260	$281	$302	$323
	Implied Price Per Share	$48.96	$52.94	$56.92	$60.90

	Implied FCF Growth in Perpetuity	1.3%	2.0%	2.6%	3.1%

	Enterprise Value Multiple to FY ’01A EBITDA	5.8x	6.2x	6.6x	7.0x

	Enterprise Value Multiple to FY ’02E EBITDA	6.6x	7.0x	7.5x	7.9x

	PV of Cash Flow Stream	$89	$89	$89	$89
	PV of Perpetuity	207	228	249	269

10.0%	Enterprise Value	$296	$317	$337	$358
	Less: Net Debt (7/31/00)	41	41	41	41

	Equity Value	$255	$275	$296	$317
	Implied Price Per Share	$47.96	$51.86	$55.76	$59.67

	Implied FCF Growth in Perpetuity	1.8%	2.5%	3.1%	3.6%

	Enterprise Value Multiple to FY ’01A EBITDA	5.7x	6.1x	6.5x	6.9x

	Enterprise Value Multiple to FY ’02E EBITDA	6.4x	6.9x	7.4x	7.8x

	PV of Cash Flow Stream	$88	$88	$88	$88
	PV of Perpetuity	203	223	243	264

10.5%	Enterprise Value	$291	$311	$331	$352
	Less: Net Debt (7/31/00)	41	41	41	41

	Equity Value	$249	$270	$290	$310
	Implied Price Per Share	$46.99	$50.81	$54.63	$58.46

	Implied FCF Growth in Perpetuity	2.2%	2.9%	3.5%	4.0%

	Enterprise Value Multiple to FY ’01A EBITDA	5.6x	6.0x	6.4x	6.8x

	Enterprise Value Multiple to FY ’02E EBITDA	6.3x	6.8x	7.2x	7.7x

Discounted Cash Flow Analysis
DRAFT

Consolidated DCF Analysis – September Projections

Discount		EBITDA Exit Multiple (2006 Exit)
Rate
		5.0x	5.5x	6.0x	6.5x

	PV of Cash Flow Stream	$79	$79	$79	$79

	PV of Perpetuity	212	233	254	276

9.5%	Enterprise Value	$291	$312	$334	$355

	Less: Net Debt (7/31/00)	41	41	41	41

	Equity Value	$250	$271	$292	$313

	Implied Price Per Share	$47.07	$51.06	$55.06	$59.05

	Implied FCF Growth in Perpetuity	1.4%	2.1%	2.7%	3.2%

	Enterprise Value Multiple to FY ’01A EBITDA	5.6x	6.0x	6.4x	6.8x

	Enterprise Value Multiple to FY ’02E EBITDA	6.7x	7.2x	7.7x	8.2x

	PV of Cash Flow Stream	$78	$78	$78	$78

	PV of Perpetuity	208	229	249	270

10.0%	Enterprise Value	$286	$307	$328	$348

	Less: Net Debt (7/31/00)	41	41	41	41

	Equity Value	$245	$265	$286	$307

	Implied Price Per Share	$46.08	$49.99	$53.91	$57.82

	Implied FCF Growth in Perpetuity	1.9%	2.6%	3.1%	3.6%

	Enterprise Value Multiple to FY ’01A EBITDA	5.5x	5.9x	6.3x	6.7x

	Enterprise Value Multiple to FY ’02E EBITDA	6.6x	7.1x	7.5x	8.0x

	PV of Cash Flow Stream	$77	$77	$77	$77

	PV of Perpetuity	204	224	244	265

10.5%	Enterprise Value	$281	$301	$322	$342

	Less: Net Debt (7/31/00)	41	41	41	41

	Equity Value	$239	$260	$280	$301

	Implied Price Per Share	$45.11	$48.95	$52.78	$56.62

	Implied FCF Growth in Perpetuity	2.3%	3.0%	3.6%	4.1%

	Enterprise Value Multiple to FY ’01A EBITDA	5.4x	5.8x	6.2x	6.6x

	Enterprise Value Multiple to FY ’02E EBITDA	6.5x	6.9x	7.4x	7.9x

Discounted Cash Flow Analysis
DRAFT

WACC Analysis

Unlevered Betas

	Current	Debt/
	Levered	Total	Unlevered
	Beta(1)	Capital	Beta

Average Comparable Company Beta	0.58	35.1%	0.45

Weighted Average Cost-of-Capital

Capital Structure		Cost of Equity		Cost of Debt		Wtd-Avg

Debt/	Debt/	Relevered	Cost of	Before	After	Cost of
Capital	Equity	Beta(2)	Equity	Tax	Tax	Capital

0%	0%	0.45	9.7%	8.00%	4.96%	9.7%

10%	11%	0.48	10.1%	8.30%	5.15%	9.6%

20%	25%	0.51	10.5%	8.60%	5.33%	9.5%

30%	43%	0.56	11.2%	8.90%	5.52%	9.5%

40%	67%	0.63	12.0%	9.20%	5.70%	9.5%

50%	100%	0.72	13.2%	9.50%	5.89%	9.5%

Assumptions

Marginal Tax Rate	38.0%	Risk Free Rate of Return (3)	4.01%	Market Risk Premium (4)	12.70%

(1)	Based on average comparable company betas. Source: BARRA.

(2)	Relevered Beta = Unlevered Beta * { 1 + (Debt * (1 — tax rate) / Equity) }.

(3)	Equals current yield on ten year U.S. Treasury Notes.

(4)	Source: Ibbotson Associates.

DRAFT

Comparable Companies
Analysis

Comparable Companies Analysis
DRAFT

Valuation Summary

		Relevant	Implied	Less:	Implied Equity
Relevant Measure		Multiple Range(1)	Enterprise Value	Net Debt	Value per Share

LTM EBITDA	$47.5	5.3x - 6.4x	$250 - $305	$41.4	$39.27 - $49.73

2001E EBITDA	42.7	7.2x - 8.7x	306 - 374	41.4	49.78 - 62.57

2002E EBITDA	47.1	5.1x - 6.2x	239 - 292	41.4	37.21 - 47.21

LTM EPS	$3.93	11.2x - 13.7x			$44.20 - $54.02

2001E EPS	4.19	11.0x - 13.4x			45.96 - 56.17

2002E EPS	3.99	10.0x - 12.2x			39.85 - 48.71

Implied Valuation Range(2)					$42.00 - $52.00

(1)	Ranges consist of median multiple +/- 10%.

(2)	Valuation range does not include change of control premium.

Comparable Companies Analysis
DRAFT

Comparable Company Analysis

	Price	Market	Enterprise	Enterprise Value/EBITDA			Price/EPS
Name	10/26/01	Value	Value	LTM	CY2001E	CY2002E	LTM	CY2001E	CY2002E

Chemicals Distribution Hawkins	$7.30	$75	$74	5.6x	5.8x	NA	10.8x	11.3x	NA

Aceto	10.12	70	73	5.6x	NA	NA	NM	NA	NA

JLM Industries	2.13	19	36	10.7x	8.0x	NA	NM	NM	NA

Industrial Distribution Hughes Supply	24.40	602	1,103	9.0x	8.6x	7.0x	14.0x	13.0x	11.2x

Applied Ind. Technologies	16.51	342	442	5.7x	5.2x	5.6x	11.7x	14.2x	12.5x

Crane Group(1)	3.90	159	281	5.9x	NA	4.6x	16.6x	NA	11.1x

Lawson Products(2)	24.49	241	257	NA	8.1x	NA	NA	16.5x	NA

Kaman Corp.	11.65	261	250	7.8x	NA	NA	19.9x	8.3x	9.3x

Huttig Building Products	5.00	104	185	2.6x	NA	NA	NM	10.4x	5.0x

Noland	25.27	90	132	8.4x	9.9x	NA	15.0x	17.0x	NA

Other Distribution National Service Industries	18.90	778	1,412	4.8x	6.2x	NA	6.9x	10.1x	NA

SCP Pool Corp.	23.35	605	689	10.7x	10.2x	8.9x	12.5x	17.7x	15.3x

Aviall	5.05	93	228	5.8x	5.5x	4.7x	7.7x	8.1x	10.1x

			Mean	6.9x	7.5x	6.2x	12.8x	12.7x	10.6x

			Median	5.8x	8.0x	5.6x	12.5x	12.2x	11.1x

NCH Corporation(3)	$45.86	$243	$285	6.0x	6.7x	6.0x	11.7x	11.0x	11.5x

NCH Corporation(3)	$39.19	$208	$249	5.3x	5.8x	5.3x	10.0x	9.4x	9.8x

Using 9/28/01 stock price

Note:	Estimates taken from First Call and other research sources. Comparable companies selected were those with business models similar to that of the Company. However, a number of companies were excluded whose financial characteristics were substantially different from NCH.

(1)	2002 estimates refer to the fiscal year ending 6/30/02.

(2)	Restated figures pro forma for acquisitions/divestitures unavailable for 2000.

(3)	NCH multiples based on management estimates.

Comparable Companies Analysis
DRAFT

Comparable Company Analysis (Cont’d)

	LTM	Wkg Cap as		Net Debt as	52 Wk Avg.
	EBITDA	% of LTM	IBES Est.	% of Total	Daily Volume	Total Float	Float as % of
Name	Margin	Revenue	LTG Rate	Capital	('000s)	(MMs)	Total Shares

Chemicals Distribution
Hawkins	12.7%	23.2%	NA	NM	5.7	7.3	71.0%

Aceto	5.4%	23.3%	NA	2.8%	7.8	5.9	90.1%

JLM Industries	0.7%	2.0%	16.5%	33.0%	16.9	5.9	66.7%

Industrial Distribution
Hughes Supply	3.8%	21.0%	14.0%	45.8%	89.0	22.3	94.1%

Applied Ind. Technologies	4.8%	17.2%	7.5%	23.4%	34.8	14.6	74.2%

Crane Group	7.0%	16.5%	NA	86.8%	83.0	34.1	83.6%

Lawson Products	NA	23.9%	5.0%	8.2%	55.8	5.0	51.2%

Kaman Corp.	3.4%	32.2%	30.0%	NM	7.1	20.8	92.6%

Huttig Building Products	7.4%	9.5%	11.0%	47.3%	28.1	12.4	59.7%

Noland	3.3%	14.9%	NA	91.6%	1.0	0.5	13.1%

Other Distribution
National Service Industries	13.0%	9.6%	12.5%	47.9%	197.7	38.3	93.0%

SCP Pool Corp.	8.3%	16.0%	20.0%	35.1%	180.6	24.4	95.1%

Aviall	7.6%	35.8%	29.5%	39.9%	88.0	18.2	98.5%

Mean	6.5%	19.7%	16.2%	47.3%	76.5	19.1	75.5%

Median	7.0%	16.8%	13.3%	45.8%	69.4	19.5	88.1%

NCH Corporation	7.3%	35.1%	13.0%	12.1%	8.1	2.3	42.4%

DRAFT

Comparable Transactions
Analysis

Comparable Transactions Analysis

Valuation Summary	DRAFT

		Relevant	Implied	Less:	Implied Equity
Relevant Measure		Multiple Range(1)	Enterprise Value	Net Debt	Value per Share

LTM Revenue	$646.5	0.4x - 0.5x	$238 - $291	$41.4	$37.12 - $47.11

LTM EBITDA	47.5	6.3x - 7.8x	301 - 368	41.4	48.98 - 61.59

LTM EPS	3.93	13.6x - 16.7x			53.60 - 65.52

Implied Valuation Range					$49.00 - $62.00

(1)	Ranges consist of median multiple +/- 10%.

Comparable Transactions Analysis

Comparable Acquisitions Analysis ($MM)	DRAFT

						Equity
		Purchase Price		Adjusted Purchase Price /		Purchase Price/
Date	Acquirer Name/
Ann'd.	Target Name	Adjusted	Equity	Sales	EBITDA	Net Income

4/02/01	Kohlberg Investors	$70.0	$70.0	0.1x	5.7x	NM

	Katy Industries

1/22/01	SCP Pool Corp/	48.0	NA	0.4x	NA	NA

	Hughes Supply

1/22/01	Sysco/	223.1	184.9	0.6x	8.1x	16.6x

	Guest Supply

11/10/00	Vopak NV/	482.2	444.0	0.4x	6.0x	11.7x

	Ellis & Everard

9/5/00	Brenntag (Stinnes AG)/	401.6	245.3	0.4x	6.7x	10.6x

	Holland Chemical

8/01/00	Hagemeyer/	198.5	198.5	0.4x	NA	NA

	Pacific Dunlop-Electrical

7/21/00	Rexel/	725.0	668.7	0.4x	8.1x	13.7x

	Westburne

7/22/99	Mgmt.-led investor group/	185.4	185.4	0.6x	7.0x	17.5x

	White Cap Industries

5/07/99	Unidare/	60.1	54.9	0.7x	9.7x	18.0x

	Oklahoma Rig and Supply

			Mean	0.4x	7.3x	14.7x

			Median	0.4x	7.0x	15.1x

Note:	All figures based on LTM or latest available data. Comparable transactions selected were those with target company business models similar to that of the Company. However, a number of companies were excluded whose financial characteristics were substantially different from NCH. Transactions over $1.0 billion excluded.

DRAFT

Leveraged Buyout Analysis

Leveraged Buyout Analysis

Assumptions – Levy Group Equity Not Rolled	DRAFT

Sources

	Amort. Pd	Rate	Amount	Percent

Cash on Balance Sheet		4.0%	$74.3	18%

Amortizing Bank Debt	7.0	6.9%	85.7	21%

Revolver		7.5%	57.1	14%

Inherited Debt		0.0%	115.7	28%

High Yield Debt		10.0%	0.0	0%

Equity			75.6	19%

Total			$408.5	100%

Initial Debt / Total Initial Book Capitalization			77%

Adjusted Purchase Price

Per Share Purchase Price	47.50

Shares Outstanding (MM) (7/31/01)	5.3

Equity Purchase Price	$252.1

Plus: Net Debt @ 7/31/01	41.4

Adjusted Purchase Price	$293.5

Shares Already Owned by Buyer	0.0

Adjusted Equity Purchase Price	$252.1

Uses

	Amount	Percent

W/C Cash	$24.2	6%

Inherited Debt	115.7	28%

Cash Paid to Seller	252.1	62%

Financing Transaction Costs	1.4	0%

Other Transaction Costs	15.0	4%

Rolled Equity	0.0	0%

Total	$408.5	100%

Write-Up/Goodwill

Equity Purchase Price	252.1

Tangible Book Value	225.5

Original Deferred Taxes Eliminated	—

Tang. B.V. + Def. Taxes Eliminated	225.5

Excess of PP over BV + Def. Taxes Eliminated	26.6

Write-Up of PP&E Given 0.0% of Excess	—

New Deferred Taxes Created	—

Goodwill (Net of Original Goodwill)	26.6

Leveraged Buyout Analysis

IRR Analysis – Levy Group Equity Not Rolled – April Projections	DRAFT

Implied IRR at 5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(0.3%)	(1.6%)	(7.4%)	(13.5%)	(19.9%)	(26.9%)	(34.8%)	(44.5%)

Exit	2005	9.1%	8.2%	4.4%	0.5%	(3.5%)	(7.7%)	(12.2%)	(17.1%)

Year	2006	13.3%	12.7%	10.0%	7.3%	4.5%	1.6%	(1.3%)	(4.5%)

Implied IRR at 5.5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	11.6%	10.5%	5.4%	0.4%	(4.8%)	(10.1%)	(15.7%)	(21.6%)

Exit	2005	16.3%	15.5%	12.2%	8.8%	5.3%	1.8%	(1.8%)	(5.5%)

Year	2006	18.2%	17.6%	15.1%	12.7%	10.2%	7.7%	5.2%	2.6%

Implied IRR at 6x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	21.4%	20.4%	15.7%	11.2%	6.6%	2.0%	(2.7%)	(7.5%)

Exit	2005	22.5%	21.7%	18.6%	15.5%	12.3%	9.2%	6.1%	2.9%

Year	2006	22.3%	21.8%	19.5%	17.2%	14.9%	12.6%	10.4%	8.1%

Implied IRR at 6.5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	29.9%	28.9%	24.5%	20.2%	16.0%	11.7%	7.5%	3.3%

Exit	2005	27.8%	27.1%	24.1%	21.2%	18.3%	15.4%	12.5%	9.6%

Year	2006	26.0%	25.5%	23.3%	21.1%	19.0%	16.9%	14.7%	12.6%

Leveraged Buyout Analysis

IRR Analysis – Levy Group Equity Not Rolled – July Projections	DRAFT

Implied IRR at 5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(18.7%)	(20.4%)	(28.5%)	(38.1%)	(50.7%)	(77.2%)	(144.6%)	(156.6%)

Exit	2005	1.4%	0.4%	(4.0%)	(8.7%)	(13.7%)	(19.3%)	(25.7%)	(33.7%)

Year	2006	9.4%	8.8%	5.8%	2.8%	(0.3%)	(3.6%)	(7.0%)	(10.8%)

Implied IRR at 5.5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(3.4%)	(4.8%)	(10.9%)	(17.3%)	(24.2%)	(31.9%)	(41.1%)	(53.5%)

Exit	2005	9.7%	8.9%	5.1%	1.3%	(2.7%)	(6.8%)	(11.2%)	(16.0%)

Year	2006	14.8%	14.2%	11.5%	8.9%	6.2%	3.5%	0.6%	(2.3%)

Implied IRR at 6x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	8.1%	6.9%	1.7%	(3.6%)	(9.1%)	(14.8%)	(20.8%)	(27.4%)

Exit	2005	16.5%	15.7%	12.3%	8.9%	5.5%	2.0%	(1.6%)	(5.3%)

Year	2006	19.2%	18.7%	16.3%	13.8%	11.4%	9.0%	6.5%	4.0%

Implied IRR at 6.5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	17.6%	16.5%	11.7%	7.0%	2.2%	(2.6%)	(7.6%)	(12.7%)

Exit	2005	22.3%	21.5%	18.4%	15.3%	12.2%	9.0%	5.9%	2.7%

Year	2006	23.1%	22.6%	20.3%	18.1%	15.8%	13.6%	11.3%	9.1%

Leveraged Buyout Analysis

IRR Analysis – Levy Group Equity Not Rolled – September Projections	DRAFT

Implied IRR at 5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(156.7%)	(159.4%)	(168.2%)	(174.7%)	(179.8%)	(184.0%)	(187.5%)	(190.5%)

Exit	2005	(19.8%)	(21.6%)	(30.0%)	(42.1%)	NM	NM	NM	NM

Year	2006	(2.3%)	(3.2%)	(7.3%)	(11.8%)	(17.0%)	(23.3%)	(31.8%)	(48.4%)

Implied IRR at 5.5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(44.6%)	(48.2%)	(74.8%)	(145.9%)	(158.6%)	(166.7%)	(172.8%)	(177.6%)

Exit	2005	(5.2%)	(6.4%)	(11.5%)	(17.2%)	(23.8%)	(31.8%)	(43.2%)	#NUM!

Year	2006	5.6%	4.9%	1.6%	(1.7%)	(5.3%)	(9.1%)	(13.4%)	(18.3%)

Implied IRR at 6x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(19.5%)	(21.3%)	(29.6%)	(39.4%)	(52.7%)	(112.3%)	(146.7%)	(157.9%)

Exit	2005	4.7%	3.7%	(0.4%)	(4.6%)	(9.2%)	(14.0%)	(19.4%)	(25.6%)

Year	2006	11.7%	11.0%	8.2%	5.4%	2.5%	(0.6%)	(3.7%)	(7.1%)

Implied IRR at 6.5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(4.4%)	(5.8%)	(11.9%)	(18.5%)	(25.6%)	(33.6%)	(43.3%)	(57.0%)

Exit	2005	12.4%	11.5%	8.0%	4.3%	0.6%	(3.3%)	(7.3%)	(11.5%)

Year	2006	16.6%	16.0%	13.5%	11.0%	8.4%	5.8%	3.1%	0.4%

Leverage Buyout Analysis
DRAFT

Assumptions – Levy Group Equity Rolled

Sources

	Amort. Pd.	Rate	Amount	Percent

Cash on Balance Sheet		4.0%	$74.3	18%

Amortizing Bank Debt	7.0	6.9%	50.0	12%

Revolver		7.5%	23.3	6%

Inherited Debt		0.0%	115.7	28%

High Yield Debt		10.0%	0.0	0%

Equity			144.5	35%

Total			$407.8	100%

Initial Debt / Total Initial Book Capitalization			62%

Adjusted Purchase Price

Per Share Purchase Price	$47.50

Shares Outstanding (MM)(7/31/01)	5.3

Equity Purchase Price	$252.1

Plus: Net Debt @ 7/31/01	41.4

Adjusted Purchase Price	$293.5

Shares Already Owned by Buyer	144.5

Adjusted Equity Purchase Price	$107.7

Uses

	Amt.	%

W/C Cash	$24.2	6%

Inherited Debt	115.7	28%

Cash Paid to Seller	107.7	26%

Financing Transaction Costs	0.7	0%

Other Transaction Costs	15.0	4%

Rolled Equity	144.5	35%

Total	$407.8	100%

Write-Up/Goodwill

Equity Purchase Price		107.7

Tangible Book Value		225.5

Original Deferred Taxes Eliminated		—

Tang. B.V. + Def. Taxes Eliminated		—

Excess of PP over BV + Def. Taxes Eliminated		—
Write-Up of PP&E Given	0.0% of Excess	—
New Deferred Taxes Created		—

Goodwill (Net of Original Goodwill)		—

Leverage Buyout Analysis
DRAFT

IRR Analysis – Levy Group Equity Rolled – April Projections

		Implied IRR at 5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

	2004	2.3%	1.6%	(1.2%)	(3.8%)	(6.4%)	(9.0%)	(11.4%)	(13.9%)

Exit	2005	7.1%	6.6%	4.6%	2.6%	0.7%	(1.2%)	(3.0%)	(4.8%)

Year	2006	9.6%	9.2%	7.6%	6.1%	4.6%	3.2%	1.8%	0.4%

		Implied IRR at 5.5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

	2004	8.5%	7.9%	5.2%	2.6%	0.0%	(2.4%)	(4.8%)	(7.1%)

Exit	2005	11.3%	10.8%	8.8%	6.9%	5.1%	3.3%	1.5%	(0.2%)

Year	2006	12.6%	12.2%	10.7%	9.2%	7.8%	6.3%	5.0%	3.6%

		Implied IRR at 6x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

	2004	14.2%	13.5%	10.8%	8.3%	5.8%	3.4%	1.1%	(1.2%)

Exit	2005	15.1%	14.6%	12.6%	10.8%	9.0%	7.2%	5.5%	3.8%

Year	2006	15.3%	14.9%	13.4%	12.0%	10.6%	9.2%	7.8%	6.5%

		Implied IRR at 6.5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

	2004	19.3%	18.6%	16.0%	13.4%	11.0%	8.6%	6.3%	4.1%

Exit	2005	18.5%	18.0%	16.1%	14.2%	12.5%	10.7%	9.0%	7.4%

Year	2006	17.7%	17.4%	15.9%	14.5%	13.1%	11.7%	10.4%	9.2%

Leverage Buyout Analysis
DRAFT

IRR Analysis – Levy Group Equity Rolled – July Projections

		Implied IRR at 5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

	2004	(5.9%)	(6.6%)	(9.5%)	(12.3%)	(15.1%)	(17.8%)	(20.5%)	(23.1%)

Exit	2005	3.1%	2.6%	0.5%	(1.6%)	(3.5%)	(5.5%)	(7.4%)	(9.3%)

Year	2006	7.3%	6.9%	5.3%	3.8%	2.3%	0.8%	(0.7%)	(2.2%)

		Implied IRR at 5.5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

	2004	0.7%	0.1%	(2.7%)	(5.4%)	(8.0%)	(10.6%)	(13.1%)	(15.6%)

Exit	2005	7.5%	7.0%	5.0%	3.0%	1.1%	(0.8%)	(2.6%)	(4.4%)

Year	2006	10.5%	10.1%	8.5%	7.0%	5.5%	4.1%	2.7%	1.3%

		Implied IRR at 6x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

	2004	6.6%	6.0%	3.2%	0.6%	(1.9%)	(4.4%)	(6.8%)	(9.2%)

Exit	2005	11.4%	10.9%	9.0%	7.0%	5.2%	3.4%	1.6%	(0.1%)

Year	2006	13.3%	12.9%	11.4%	9.9%	8.5%	7.1%	5.7%	4.4%

		Implied IRR at 6.5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

	2004	11.9%	11.3%	8.6%	6.0%	3.5%	1.1%	(1.3%)	(3.5%)

Exit	2005	15.0%	14.5%	12.5%	10.7%	8.8%	7.1%	5.4%	3.7%

Year	2006	15.8%	15.5%	14.0%	12.5%	11.1%	9.7%	8.4%	7.1%

Leverage Buyout Analysis
DRAFT

IRR Analysis – Levy Group Equity Rolled – September Projections

		Implied IRR at 5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

	2004	(23.1%)	(23.9%)	(27.3%)	(30.8%)	(34.3%)	(37.9%)	(41.6%)	(45.6%)

Exit	2005	(5.7%)	(6.2%)	(8.5%)	(10.8%)	(13.0%)	(15.3%)	(17.5%)	(19.8%)

Year	2006	1.4%	0.9%	(0.8%)	(2.5%)	(4.2%)	(5.8%)	(7.5%)	(9.1%)

		Implied IRR at 5.5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

	2004	(13.9%)	(14.6%)	(17.7%)	(20.7%)	(23.7%)	(26.7%)	(29.7%)	(32.7%)

Exit	2005	(0.0%)	(0.6%)	(2.7%)	(4.8%)	(6.9%)	(8.9%)	(10.9%)	(12.9%)

Year	2006	5.2%	4.8%	3.2%	1.6%	0.0%	(1.5%)	(3.1%)	(4.6%)

		Implied IRR at 6x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

	2004	(6.3%)	(7.0%)	(9.8%)	(12.7%)	(15.4%)	(18.1%)	(20.8%)	(23.5%)

Exit	2005	4.8%	4.3%	2.2%	0.2%	(1.8%)	(3.7%)	(5.6%)	(7.4%)

Year	2006	8.6%	8.2%	6.6%	5.1%	3.6%	2.1%	0.7%	(0.7%)

		Implied IRR at 6.5x Exit Multiple, 2006 Exit Year

	Purchase Price	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

	2004	0.3%	(0.4%)	(3.2%)	(5.9%)	(8.5%)	(11.1%)	(13.6%)	(16.1%)

Exit	2005	9.0%	8.5%	6.5%	4.6%	2.7%	0.8%	(1.0%)	(2.7%)

Year	2006	11.6%	11.2%	9.7%	8.2%	6.7%	5.3%	3.9%	2.6%

DRAFT

Premiums Analysis

Premiums Analysis
DRAFT

Premiums Analysis: Minority Closeouts

				% Stock Premium Before
			Equity	Announcement Date
Date			Purchase
Announced	Target	Acquiror	Price ($MM)	1 Day	1 Week	4 Weeks

05/30/01	Bacou USA	Bacou SA	$515.5	21.8%	17.3%	11.3%

05/23/01	Unigraphics Solutions	Electronic Data Systems	1,224.0	52.9%	68.8%	80.8%

12/14/00	NPC International	O Gene Bicknell	257.5	11.3%	6.8%	32.0%

10/27/00	Azurix Corp.	Enron Corp.	987.9	135.1%	135.1%	134.1%

07/27/00	Brookdale Living Communities	Investor Group	176.6	1.7%	2.5%	4.7%

07/20/00	JLK Direct Distribution	Kennametal	214.5	48.9%	94.4%	68.7%

07/09/00	Life Technologies	Invitrogen Corp.	1,525.9	22.5%	22.5%	20.0%

03/23/00	Homestead Village	Security Capital Group	585.0	49.1%	56.2%	98.8%

03/21/00	Travelers Property Casualty	Citigroup	2,423.0	23.2%	38.0%	33.6%

03/14/00	Howmet International	Alcoa	2,126.4	13.5%	12.8%	14.3%

02/22/00	Ixnet	Global Crossing Ltd.	2,694.0	18.1%	22.8%	25.9%

01/31/00	Thermo BioAnalysis	Thermo Instrument Systems	592.4	51.4%	55.6%	53.4%

01/19/00	Trigen Energy Corp.	Elyo (Suez Lyonnaise des Eaux)	296.2	38.2%	42.4%	31.9%

01/19/00	Conning Corp.	Metropolitan Life Insurance Co.	177.3	15.6%	38.9%	52.1%

12/15/99	ThermoLase Corp.	Thermo Electron Corp.	125.7	15.0%	28.6%	45.7%

12/08/99	Robertson-Ceco Corp.	Heico Companies LLC	185.3	46.0%	43.8%	41.5%

12/01/99	Boise Cascade Office Products	Boise Cascade Corp.	1,086.8	43.5%	55.3%	60.0%

11/12/99	Howmet International Inc.	Cordant Technologies	1,700.5	20.9%	18.8%	38.1%

11/05/99	PEC Israel Economic Corp.	Discount Investment Corp.	784.4	0.2%	1.0%	2.8%

10/21/99	Student Loan Corporation	Citigroup	900.0	11.5%	11.6%	0.8%

10/20/99	Thermoretec Corp.	Thermo Electron Corp.	124.5	27.3%	33.3%	34.9%

10/20/99	Randers Killam Gr	Thermo Electron Corp.	116.5	12.5%	12.5%	33.3%

05/21/99	ThermoSpectra (Thermo Instr)	Thermo Instrument Systems	251.6	39.1%	43.8%	61.0%

05/07/99	J Ray McDermott SA	McDermott International	1,391.3	16.8%	13.1%	19.3%

05/05/99	Thermo Power Corp.	Thermo Electron Corp.	145.5	5.5%	-1.5%	41.2%

04/12/99	Meadowcraft	Investor Group	197.1	65.0%	63.3%	77.8%

04/01/99	Aqua Alliance	Vivendi SA	562.8	28.9%	19.0%	101.7%

03/24/99	Knoll	Warburg, Pincus Ventures	1,154.2	83.6%	51.9%	46.4%

03/21/99	Spelling Entertainment Group	Viacom	927.1	8.3%	43.2%	54.5%

12/03/98	Banner Aerospace	Fairchild Corp.	283.3	25.7%	41.9%	40.8%

11/12/98	Aquila Gas Pipeline Corp.	UtiliCorp United	235.2	23.1%	17.4%	68.4%

10/27/98	Citizens Corp.	Allmerica Financial Corp.	1,165.0	20.6%	17.2%	20.9%

10/22/98	BA Merchant Svcs.	Bank of America National Trust	1,003.6	47.1%	56.2%	42.0%

Premiums Analysis
DRAFT

Premiums Analysis: Minority Closeouts (Cont’d.)

				% Stock Premium Before
			Equity	Announcement Date
Date			Purchase
Announced	Target	Acquiror	Price ($MM)	1 Day	1 Week	4 Weeks

10/21/98	Capital Factors Holdings	Union Planters Bank	221.0	4.5%	9.0%	2.9%

10/16/98	BRC Holdings	Affiliated Computer Services	261.0	17.2%	16.9%	15.2%

10/05/98	Insignia Properties Trust	Apartment Investment & Mgmt Co.	243.3	7.5%	7.5%	0.0%

09/23/98	J&L Specialty Steel	Usinor SA	247.1	100.0%	112.5%	37.8%

09/08/98	PEC Israel Economic Corp.	Investor Group	670.2	60.0%	55.7%	50.5%

08/24/98	Tele-Commun Intl.	Liberty Media	2,165.7	-1.1%	-4.5%	-9.9%

07/17/98	West Teleservices Corp.	Investor Group	981.6	25.9%	29.2%	22.8%

07/07/98	Life Technologies	Dexter Corp.	924.1	25.2%	24.7%	19.0%

04/30/98	Mycogen Corp.	Dow AgroSciences LLC	1,067.3	41.8%	40.0%	52.4%

03/27/98	International Specialty Prods.	ISP Holdings	1,789.6	4.3%	1.7%	14.5%

03/17/98	BET Holdings	Investor Group	717.2	4.0%	14.3%	17.9%

03/05/98	XLConnect Solutions	Xerox Corp.	359.5	-11.1%	15.1%	22.1%

01/22/98	BT Office Products Intl.	Koninklijke KNP BT NV	460.2	32.5%	78.9%	78.9%

01/20/98	NACT Telecommunications	World Access	149.9	12.0%	12.5%	16.7%

01/08/98	Rayonier Timberlands LP	Rayonier	260.0	11.2%	25.3%	17.5%

09/18/97	Guaranty National Corp.	Orion Capital Corp.	554.2	10.8%	23.9%	27.7%

07/09/97	Seaman Furniture	Investor Group	122.5	21.5%	25.3%	21.5%

06/20/97	Wheelabrator Technologies	Waste Management	2,671.5	26.9%	28.2%	30.7%

06/03/97	Faulding	FH Faulding & Co. Ltd.	203.7	25.6%	22.7%	46.0%

06/02/97	Acordia	Anthem	540.0	12.7%	11.5%	26.0%

05/22/97	Chaparral Steel Co.	Texas Industries	446.8	20.4%	25.3%	29.2%

05/16/97	Riviera Holdings Corp.	R&E Gaming Corp.	73.7	17.6%	16.5%	8.1%

05/14/97	Enron Global Power & Pipelines	Enron Corp.	884.7	11.8%	13.7%	19.7%

05/05/97	Florida East Coast Industries	St Joe Paper Co.	923.3	14.9%	16.6%	9.7%

04/16/97	Steck-Vaughn Publishing Corp.	Harcourt General	215.9	21.7%	32.6%	24.2%

02/25/97	Fina	Petrofina SA	1,754.0	19.7%	18.5%	21.5%

02/20/97	NHP	Apartment Investment & Mgmt Co.	254.6	28.3%	25.2%	16.9%

01/28/97	Calgene	Monsanto Co.	485.7	62.0%	60.0%	60.0%

01/21/97	Mafco Consolidated Group	Mafco Holdings	778.5	23.5%	23.5%	27.6%

01/13/97	Zurich Reinsurance Centre	Zurich Versicherungs GmbH	942.5	17.1%	18.5%	11.6%

		Median Premium:		21.5%	23.9%	29.2%

		Implied Stock Price:		$47.60	$48.68	$56.83

DRAFT

NCH Overview

NCH Overview
DRAFT

Company Overview

•	NCH principally markets and distributes an extensive line of maintenance, repair and supply products

•	NCH manufactures a relatively small portion of the products it sells

•	The Company distributes its products primarily in North America and Europe, which represented approximately 60% and 30% of FY2001 net sales, respectively, and to a lesser extent in Latin America and Asia

•	NCH owns and operates 19 distribution and manufacturing centers in seven states and in Canada, Europe, Latin America and Asia

•	International sales are principally of specialty chemicals and fastening and specialty repair systems

•	NCH’s products are sold through a large direct sales force (approximately 4,800 persons) as well as manufacturers’ representatives and catalogs

•	In general, the Company’s business model depends heavily on relationship selling to customers

•	The Company sells to a variety of customers, none of which accounted for more than 5% of FY2001 net sales

•	NCH’s principal products and operating divisions include:

•	specialty chemicals for facility and equipment maintenance (Chemical Specialties)

•	plumbing products for repair, replacement and new construction (Plumbing Products Group)

•	fasteners, welding alloys and other repair parts (Partsmaster Group)

•	first aid and certain other medical supply products (Landmark Direct)

•	pet and certain other consumer products (RPG)

NCH Overview
DRAFT

Geographic and Product Mix(1)

Revenue by Region

Operating Income by Region(2)

Domestic Revenue by Segment

Domestic Operating Income by Segment(2)

Source:	NCH management for the fiscal year ended 4/30/01.

(1)	Includes results of ongoing operations only. Domestic includes U.S. and Canada.

(2)	Excludes corporate expenses.

NCH Overview
DRAFT

Chemical Specialties Overview ($MM)

•	The Chemical Specialties division markets products and services for facility and equipment maintenance

•	The division mixes a portion of the products it sells, but does not manufacture the feedstocks

•	Chemicals Specialties products include:

•	lubricants	•	cleaning solutions

•	grounds care	•	oilfield production chemicals

•	water treatment

•	The Chemical Specialties division has a highly diverse client base, with the top five customers accounting for less than 1% of sales in fiscal year 2001

•	The division has five distribution and manufacturing facilities in the United States and one in Canada, and employs approximately 1,061 direct salespeople

•	Approximately 2% of products are patent-protected

(FY Ended April 30)	1998	1999	2000	2001	CAGR ’98-’01

Net Sales	$161.6	$164.8	$166.8	$169.5	1.6%

% growth	—	2.0%	1.2%	1.6%

Cost of Sales	(46.8)	(47.8)	(48.9)	(49.7)

Gross Profit	114.8	117.0	117.9	119.8

Marketing & Admin. Expenses	(102.1)	(102.5)	(103.5)	(103.2)

Operating Income(1)	$12.7	$14.5	$14.4	$16.6	9.3%

% margin	7.9%	8.8%	8.6%	9.8%

(1)	Operating income excludes unallocated corporate overhead expenses.

NCH Overview
DRAFT

Plumbing Products Group Overview ($MM)

•	The Plumbing Products Group manufactures and distributes a wide variety of plumbing products for repair, replacement and new construction

•	Products are sold through retail centers, plumbing wholesalers, and through direct sales reps to professional plumbers and property managers

•	Approximately 78% of the products sold by the Plumbing Products Group are purchased goods and 22% are manufactured by NCH

•	The top five customers in the Plumbing Products Group accounted for over 33% of revenues in fiscal year 2001

•	Home Depot (15%)	•	TruServ (4%)	•	Ace Hardware (4%)

•	Lowes (7%)	•	Orchard Supply (4%)

•	The division has five distribution and manufacturing facilities located throughout the U.S.

•	The Plumbing Products Group employs 190 direct salespeople and 40 manufacturers’ representatives

(FY Ended April 30)	1998	1999	2000	2001	CAGR '98-'01

Net Sales	$99.6	$115.7	$118.5	$111.4	3.8%

% growth	—	16.2%	2.4%	(6.0%)

Cost of Sales	(60.7)	(72.0)	(71.3)	(67.0)

Gross Profit	38.9	43.7	47.2	44.4

Marketing & Admin. Expenses	(36.2)	(38.4)	(37.0)	(36.6)

Operating Income(1)	$2.7	$5.3	$10.2	$7.8	42.4%

% margin	2.7%	4.6%	8.6%	7.0%

(1)	Operating income excludes unallocated corporate overhead expenses.

NCH Overview
DRAFT

Partsmaster Group Overview ($MM)

•	The Partsmaster Group distributes fasteners, welding alloys and specialty repair systems

•The division currently stocks over 30,000 SKUs, most of which have extremely low turnover

•	Partsmaster has a diverse customer base, with its top five customers accounting for only 6% of revenues

•	The division operates one distribution center located in Irving, Texas

•	It employs 166 direct salespeople

(FY Ended April 30)	1998	1999	2000	2001	CAGR ’98-’01

Net Sales	$35.5	$39.5	$44.0	$43.6	7.1%

% growth	—	11.3%	11.4%	(0.9%)

Cost of Sales	(10.9)	(13.0)	(14.6)	(14.5)

Gross Profit	24.6	26.5	29.4	29.1

Marketing & Admin. Expenses	(19.1)	(20.8)	(22.1)	(24.2)

Operating Income(1)	$5.5	$5.7	$7.3	$4.9	(3.8%)

% margin	15.5%	14.4%	16.6%	11.2%

(1)	Operating income excludes unallocated corporate overhead expenses.

NCH Overview
DRAFT

Landmark Direct Overview ($MM)

•	Landmark Direct provides medical supply products to manufacturing facilities, institutions and professional sports teams

•	Products include first-aid and safety products, sports medicine products, including re-hydrating drinks, and occupational health and podiatry products

•	Landmark Direct has a diverse customer base, with the top five customers accounting for just over 1% of revenues in fiscal year 2001

•	The division operates one distribution center located in Buffalo, New York and employs 14 direct salespeople

•	Unlike the Company’s other divisions, 70% of Landmark Direct’s revenues are generated from catalog sales

•	Additional sales are generated from Internet sales sites and telemarketing

(FY Ended April 30)	1998	1999	2000	2001	CAGR ’98-’01

Net Sales	$20.8	$28.3	$35.1	$41.9	26.3%

% growth	—	36.1%	24.0%	19.4%

Cost of Sales	(11.5)	(15.9)	(22.1)	(26.4)

Gross Profit	9.3	12.4	13.0	15.5

Marketing & Admin. Expenses	(9.8)	(10.4)	(11.8)	(15.3)

Operating Income(1)	($0.5)	$2.0	$1.2	$0.2	n/m

% margin	(2.4%)	7.1%	3.4%	0.5%

(1)	Operating income excludes unallocated corporate overhead expenses.

NCH Overview
DRAFT

Retail Products Group Overview

•	The Retail Products Group develops and markets pet care, infant care and maintenance products to retail stores, catalogs and mass merchandisers

•	Products include:

•	Simple Solutions	•	Totally Toddler	•	Outright	•	Wet Strength

•	Out!	•	Refresh	•	SleepRight

•	In fiscal year 2001, 79% of revenues were generated from the division’s top five retail customers:

•	Wal-Mart (32%)	•	Petco (3%)	•	KMart (12%)

•	PetsMart (30%)	•	PetsMart Direct (2%)

•	The division operates two distribution facilities in Dallas County, Texas and Columbus, Ohio

(FY Ended April 30)	1998	1999	2000	2001	CAGR ’98-’01

Net Sales	$14.2	$15.5	$22.5	$26.2	22.7%

% growth	—	9.2%	45.2%	16.4%

Cost of Sales	(9.1)	(9.7)	(14.0)	(16.3)

Gross Profit	5.1	5.8	8.5	9.9

Marketing & Admin. Expenses	(3.5)	(4.2)	(5.0)	(5.8)

Operating Income(1)	$1.6	$1.6	$3.5	$4.1	36.8%

% margin	11.3%	10.3%	15.6%	15.6%

(1)	Operating income excludes unallocated corporate overhead expenses.

NCH Overview
DRAFT

International Operations Overview

•	NCH conducts business internationally in four regions (percentage of FY2001 revenues):

•	Western Europe (25%)

•	Eastern Europe (4%)

•	Latin America (6%)

•	Asia (4%)

•	NCH generates international sales primarily from the Chemical Specialties and Partsmaster divisions

•	NCH owns and operates distribution and manufacturing facilities in 11 foreign countries

•	United Kingdom	•	Spain	•	Portugal

•	Venezuela	•	Brazil	•	Mexico

•	Colombia	•	China	•	Turkey

•	India	•	Chile

NCH Overview
DRAFT

International Operations Financial Summary ($MM)

(FY Ended February 28)					CAGR
	1998	1999	2000	2001	98-01

Western Europe

Net Sales	$216.7	$218.9	$199.7	$163.9	(8.9%)

% growth	—	1.0%	(8.8%)	(17.9%)

Operating Income(1)	$33.8	$29.1	$27.6	$24.0	(10.8%)

% margin	15.6%	13.3%	13.8%	14.6%

Eastern Europe

Net Sales	$28.1	$31.5	$27.3	$28.0	(0.1%)

% growth	—	12.1%	(13.3%)	2.6%

Operating Income(1)	$8.9	$9.2	$7.3	$6.3	(10.9%)

% margin	31.7%	29.2%	26.7%	22.5%

Latin America

Net Sales	$39.4	$36.8	$33.4	$36.2	(2.8%)

% growth	—	(6.6%)	(9.2%)	8.4%

Operating Income(1)	$4.2	$2.4	$2.6	$2.7	(13.7%)

% margin	10.7%	6.5%	7.8%	7.5%

Asia

Net Sales	$29.6	$23.5	$27.0	$28.9	(0.8%)

% growth	—	(20.6%)	14.9%	7.0%

Operating Income(1)	$0.9	$0.0	$4.1	$3.0	49.4%

% margin	3.0%	—	15.2%	10.4%

(1)	Operating income excludes unallocated corporate overhead expenses.

NCH Overview
DRAFT

Bain & Company Reports

•	As mentioned above, DrKW has received copies of several reports produced by Bain & Company (“Bain”) for NCH in the past three years

•	The earliest two reports, prepared in late 1998, make a number of cost-saving suggestions for the Plumbmaster Group

•	Bain recommended that Plumbmaster implement an inventory reduction and control plan to reduce costs, consolidate vendors and consolidate its brand names

•	In its interim report to the Chemical Specialties Group in March 1999, Bain provided an analysis of competitor performance

•	Bain noted that the division’s more successful competitors utilized alternative distribution channels in addition to direct sales

•	Bain’s analysis of the Partsmaster Group in August 2001 was the most comprehensive and included several recommendations, including:

•	Considering acquisitions as a growth vehicle

•	Creating appropriate incentives to facilitate sales force retention and expansion

•	Focusing on core SKUs that drive sales and moving slow-moving SKUs out of the division’s main warehouse facility

•	Establishing a quarterly evaluation process for Reliance, a sales system in which customers enter in their orders for the division’s products on a computer, bypassing contact with a sales representative